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                                                                      EXHIBIT 99

PRESS RELEASE


                            AMSURG TO PRESENT AT THE
              BANC OF AMERICA SECURITIES HEALTH CARE CONFERENCE AND
                         THE SUNTRUST ROBINSON HUMPHREY
                  33RD ANNUAL INSTITUTIONAL INVESTOR CONFERENCE

                                 --------------

         LIVE AUDIO PRESENTATIONS AND REPLAYS AVAILABLE VIA THE INTERNET


NASHVILLE, Tenn. (May 19, 2004) - AmSurg Corp. (Nasdaq: AMSG) today announced that it will participate in two research conferences in May: The Banc Of America Securities Health Care Conference and The SunTrust Robinson Humphrey 33rd Annual Institutional Investor Conference. In connection with each conference, there will be an on-line audio simulcast and a replay of the Company's presentation available at the Company's web site.

         The live simulcast and replay of the presentations will be available on the Company's Web site, www.amsurg.com, by clicking on the "Investors" link. Please go to the site at least 15 minutes prior to the presentations to download and install any necessary audio software.

         The Banc of America Securities Health Care Conference is being held in Las Vegas, May 19th through May 21st. AmSurg's live presentation is scheduled to begin at 8:00 a.m. Pacific on Friday, May 21, 2004. Ken P. McDonald, AmSurg's President and Chief Executive Officer, and Claire Gulmi, Senior Vice President and Chief Financial Officer, will be speaking at the conference.

         The SunTrust Robinson Humphrey 33rd Annual Institutional Investor Conference will be held in Atlanta, May 25th through May 26th. AmSurg's live presentation is scheduled to begin at 2:00 p.m. Eastern on Tuesday, May 25, 2004. Ken P. McDonald, AmSurg's President and Chief Executive Officer, will be speaking at the conference.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2004, AmSurg owned a majority interest in 116 centers and had 11 centers under development.


                                      Contact:
                                             Claire M. Gulmi
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (615) 665-1283



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